EXHIBIT 10.4

                                 INFORMAX, INC.

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of the 16th day of August, 2000, by and among INFORMAX, INC., a Delaware corporation (the "COMPANY"), FBR Technology Venture Partners II, LP, a Delaware limited partnership ("FBR") and Amersham Pharmacia Biotech Inc., a Delaware corporation ("APB" and together with FBR, the "INVESTORS" and each individually an "INVESTOR").

                                    RECITALS

         WHEREAS, the Company and FBR entered into that certain Investor Rights Agreement dated as of June 22, 1999 (the "ORIGINAL INVESTOR RIGHTS AGREEMENT") in connection with FBR's purchase (the "SERIES A FINANCING") of shares of the Company's Series A Preferred Stock, $0.01 par value per share (the "SERIES A STOCK"), pursuant to that certain Series A Preferred Stock Purchase Agreement dated as of June 22, 1999 (the "SERIES A PURCHASE AGREEMENT");

         WHEREAS, the Company and the APB are parties to a certain Series B Preferred Stock Purchase Agreement (the "SERIES B PURCHASE AGREEMENT") of even date herewith, pursuant to which the Company proposes to sell and issue to APB (the "SERIES B FINANCING") up to Nine Hundred Fifty Thousand Seven Hundred Forty Seven (950,747) shares of the Company's Series B Preferred Stock, $0.01 par value per share (the "SERIES B STOCK");

         WHEREAS, in connection with the consummation of the Series B Financing, the Company and the Investors have agreed to amend and restate the Original Investor Rights Agreement to provide for certain registration rights, information rights and other rights as set forth in this Agreement; and

         WHEREAS, unless otherwise defined herein, capitalized terms used herein shall be given the meanings ascribed to such terms in the Purchase Agreement.

         NOW,   THEREFORE,    in   consideration   of   the   mutual   promises,
representations,   warranties,  covenants  and  conditions  set  forth  in  this
Agreement and in the Purchase Agreement, the parties mutually agree as follows:

SECTION 1.        GENERAL

         1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

                  "COMMON STOCK" means the authorized Voting Common Stock and Nonvoting Common Stock of the Company.



                                       1.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar federal statute.

                  "FAMILY MEMBER" means a person who is a spouse, child, parent or sibling of the Holder or one or more trusts established for the exclusive benefit of such Holder and/or one or more of such persons.

                  "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 and any assignee of record of such Registrable Securities to whom rights under Section 2 have been duly assigned in accordance with Section 2.11 hereof.

                  "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

                  "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "REGISTRABLE SECURITIES" means (a) Common Stock of the Company issued or issuable upon conversion of the shares of Series A Stock; (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities; (c) except for purposes of Section 2.2 hereof, Common Stock of the Company issued or issuable upon conversion of shares of Series B Stock; and (d) except for purposes of Section 2.2 hereof, any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities described in clause (c) above. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public or sold pursuant to Rule 144 or sold in a transaction in which the transferor's rights under Section 2 of this Agreement are not assigned in accordance with this Agreement.

                  "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.



                                       2.

                  "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  "RULE 144" means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

                  "SEC" or "COMMISSION" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

                  "SHARES" shall mean the Series A Stock issued pursuant to the Series A Purchase Agreement and held by FBR and its permitted assigns and the Series B Stock issued pursuant to the Series B Stock Purchase Agreement and held by APB and its permitted assigns.

SECTION 2.        RESTRICTIONS ON TRANSFER; REGISTRATION

         2.1      RESTRICTIONS ON TRANSFER.

                  (A) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities:

                           (I)      unless  and until  there is then in effect a
registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

                           (II)     in   the   event   that   any   underwriting
arrangements described herein require the Holders to refrain from making any such disposition;

                           (III)    unless and until (A) the  transferee of such
Shares or Registrable Securities has agreed with the Company in writing to be bound by and comply with the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act; or



                                       3.

                           (IV)     to  any  Competitor  of  the  Company  in  a
private sale. For the purposes of this Agreement, the term "COMPETITOR" means any person, partnership, limited liability company, corporation or other entity (other than the Company) which is engaged as its principal line of business, in the "Company's Business." For the purposes of this Agreement, the term "COMPANY'S BUSINESS" means the business of the development and licensing of pharma-informactic software tools of the type developed by the Company as of the date hereof.

                           (V)      Notwithstanding the provisions of paragraphs
(i) through (iv) above, no such registration statement under the Securities Act or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (C) to the Holder's Family Member or trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

                  (B) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

                           THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES SHALL NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                           THE TRANSFER OF SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT WHICH CONTAINS RESTRICTIONS ON TRANSFER OTHER THOSE IMPOSED BY SECURITIES LAWS. COPIES OF THE INVESTOR RIGHTS AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS.

                  (C) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of



                                       4.

counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                  (D) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         2.2      DEMAND REGISTRATION.

                  (A) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of not less than thirty percent (30%) of the Registrable Securities then outstanding (the "INITIATING HOLDERS") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities then outstanding, and such offering provides for an anticipated aggregate offering price, net of underwriting discounts and commissions, of not less than Twenty Million Dollars ($20,000,000) (a "QUALIFIED PUBLIC OFFERING"), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders and, subject to the limitations of this Section 2.2 and the registration procedures set forth in Section 2.7 hereof, use its best efforts to effect, as soon as practicable, to register under the Securities Act all Registrable Securities that the Holders request to be registered.

                  (B) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or
Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section
2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.



                                       5.

                  (C) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to Section 2.2(a):

                           (I)      prior  to  the  earlier  of  (A)  the  third
anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

                           (II)     after  the  Company  has  effected  two  (2)
registrations pursuant to Section 2.2(a), and such registrations have been declared or ordered effective;

                           (III)    during the period  starting with the date of
filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

                           (IV)     if within  thirty  (30) days of receipt of a
written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to file its Initial Offering within ninety (90) days of such Company notice to the Holders;

                           (V)      if the  Company  shall  furnish  to  Holders
requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

                           (VI)     if the Initiating Holders propose to dispose
of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

         2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to


                                       6.

have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (A) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting pursuant to this Section 2.3 shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and Family Members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "HOLDER", and any pro rata reduction with respect to such "HOLDER" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "HOLDER," as defined in this sentence.

                  (B) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

         2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration


                                       7.

statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (A)      promptly   give   written   notice  of  the  proposed
registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                  (B) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                           (I)      if Form S-3 (or any  successor  to Form S-3)
is not available for such offering by the Holders;

                           (II)     if the Holders, together with the holders of
any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than Five Hundred Thousand dollars ($500,000);

                           (III)    if within  thirty  (30) days of receipt of a
written request to effect such Form S-3 registration, the Company gives notice to the Holders of the Company's intention to make a public offering within ninety (90) days of the Company's notice to the Holders;

                           (IV)     if the Company  shall furnish to the Holders
a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

                           (V)      if the Company  has,  within the twelve (12)
month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 2.4; or

                           (VI)     in any particular  jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (C) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as



                                       8.

soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

                  (D) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 2.4 after the Company has effected three (3) registrations on Form S-3 pursuant to this
Section 2.4 (or four (4) registrations on Form S-3 if the Holders have not demanded a registration pursuant to Section 2.2), and such registrations have been declared or ordered effective; provided, that, such limitations shall not apply to any registrations pursuant to this Section 2.4 requested by APB or any of its permitted assigns.

         2.5 NO REGISTRATION OF SERIES A STOCK AND SERIES B STOCK. The registration rights of the Holders set forth in this Agreement apply only to the Common Stock of the Company and nothing in this Agreement shall obligate the Company to register any of the Series A Stock or Series B Stock.

         2.6 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for the expenses of any registration proceeding begun pursuant to Sections
2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders, unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request; or (b) the Holders of a majority of
Registrable   Securities   agree  to  forfeit   their  right  to  one  requested
registration pursuant to Section 2.2 or Section 2.4, as applicable (in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

         2.7 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (A) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.



                                       9.

                  (B) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in
Section 2.7(a) above.

                  (C) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (D) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (E) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (F) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (G) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

         2.8 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under Section 2.2 shall terminate and be of no further force and effect five (5) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (a) such Holder (together with its affiliates, partners and former partners) holds less than one percent (1%) of the Registrable Securities, or (b) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period; provided, that, the limitation in clause (a) shall not apply to any registration rights of APB or its permitted assigns.



                                      10.

         2.9      DELAY OF REGISTRATION; FURNISHING INFORMATION.

                  (A) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  (B) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                  (C) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of Section 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to trigger the Company's obligation to initiate such registration as specified in
Section 2.2 or Section 2.4, as applicable.

         2.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                  (A) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished



                                      11.

expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (B) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company (including, without limitation, any expenses payable by the Company pursuant to Section 2.6 hereof) or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.10 exceed the net proceeds from the offering received by such Holder.

                  (C) Promptly after receipt by an indemnified party under this Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.



                                      12.

                  (D)      If the  indemnification  provided for in this Section
2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

                  (E)      The obligations of the Company and Holders under this
Section 2.10 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (F) The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

         2.11 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which
(a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder's Family Member or trust for the benefit of an individual Holder, or (c) acquires at least twenty percent (20%) of the shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree in writing with the Company to be subject to all restrictions set forth in this Agreement. Notwithstanding the foregoing, the rights to cause the Company to register Registrable Securities pursuant to this Section 2 may not be assigned by a Holder to a transferee or assignee who is a Competitor of the Company. Notwithstanding anything to the contrary, no transfer of shares will



                                      13.

require the Company to effect a registration of shares in excess of the limitations set forth in Sections 2.2, 2.3 and 2.4 of this Agreement.

         2.12     AMENDMENT  OF  REGISTRATION  RIGHTS.  Any  provision  of  this
Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least sixty six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.12 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         2.13 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of sixty six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu or senior to those granted to the Holders hereunder.

         2.14 "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION. Each Holder hereby agrees that such Holder shall not sell, pledge, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that (i) such agreement shall apply only to the Company's Initial Offering; and (ii) the Company shall have used its reasonable best efforts to cause all Holders of the Company's voting securities to enter into similar agreements; and (iii) all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements.

         Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one-hundred eighty (180) day period.



                                      14.

         2.15 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (A) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                  (B) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                  (C) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.        COVENANTS OF THE COMPANY

         3.1      BASIC FINANCIAL INFORMATION AND REPORTING.

                  (A) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

                  (B) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish each Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

                  (C) The Company will furnish each Investor, as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a balance sheet of the Company as of the end of each such monthly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.



                                      15.

                  (D) So long as an Investor (with its affiliates) shall own not less than one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations) (a "MAJOR INVESTOR"), the Company will furnish each such Major Investor at least sixty (60) days prior to the beginning of each fiscal year an annual operating plan and budget, prepared on a monthly basis for the ensuing fiscal year, and on a basis consistent with prior periods (including, among other items, appropriate reserves, accruals and provisions for income taxes) and representing the best estimate of the Company based upon available information. The Company shall also furnish to such Major Investor, within a reasonable time of its preparation, amendments to the annual budget, if any. Such budget shall include underlying assumptions and a brief qualitative description of the Company's plan by the Chief Executive Officer in support of that budget.

                  (E) The Company will notify each Investor, as soon as practicable, and in any event within ten (10) days of discovery, of (i) any event (including pending or threatened litigation) which could have a material adverse effect upon the financial condition or results of operations of the Company considered in the aggregate; (ii) any change in any material fact or circumstance represented or warranted in this Agreement, (iii) a default or any event or occurrence which with the lapse of time or notice or both could become a default under the Purchase Agreement and (iv) a material default or any event or occurrence which with the lapse of time or notice or both could become a default under any of the Company's material agreements. Such notice shall contain a reasonably detailed statement outlining such default or event, and the Company's proposed response.

                  (F) In the event the Company fails to provide the reports or financial statements required by this Section 3.1, the Major Investors may give the Company notice requesting immediate delivery of such reports. If the Company fails to deliver such reports upon receipt of such notice, then any of the Major Investors shall have the right and authority, at the Company's sole expense, to request an audit by a single accounting firm of its or their choice, such that the reports or financial statements are produced to its or their sole satisfaction.

         3.2 INSPECTION RIGHTS. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

         3.3 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of



                                      16.

evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of, and agrees to comply with, the confidentiality provisions of this Section 3.3.

         3.4 RESERVATION OF SHARES. The Company will at all times reserve and keep available, solely for issuance and delivery upon conversion of the Preferred Stock, shares of Common Stock sufficient to effectuate the conversion of all such shares of the Preferred Stock at the then applicable conversion rate.

         3.5 STOCK VESTING. Unless otherwise approved by the Board of Directors (including the approval of the director designated by holders of a majority of shares of the Series A Stock (the "Series A Board Designee"), all stock options and other stock equivalents issued pursuant to agreements executed by the Company, except for agreements executed prior to, or agreements executed based on offers made prior to, the date of this Agreement to employees, directors, consultants, and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the company, and (b) seventy-five percent (75%) of such stock shall vest over the remaining three (3) year period subsequent to the end of the one (1) year period described in subsection (a) above. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

         3.6 OPTION POOL. Unless otherwise approved by the Board of Directors (including the approval of the Series A Board Designee), the Company will not increase the number of shares reserved under the Company's equity incentive plan.

         3.7 KEY MAN INSURANCE. Subject to the approval of the Board of Directors, the Company will use its best efforts to obtain and maintain in full force and effect term life insurance in the amount of Two Million Dollars ($2,000,000) on the lives of each of Alex Titomirov and Vadim Babenko; naming the Company as beneficiary.

         3.8 OBSERVATION RIGHTS. In the event FBR (i) does not have a designee elected to the Company's Board of Directors and (ii) is a Major Investor, the Company shall allow one representative designated by FBR to attend all meetings of the Company's Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney client privilege, to protect highly confidential proprietary information or for other similar reasons.

         3.9 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company will use commercially reasonable efforts to cause all employees and consultants to execute and deliver a



                                      17.

Proprietary Information and Inventions Agreement in substantially the form attached to the Series A Purchase Agreement.

         3.10 ASSIGNMENT OF RIGHT OF FIRST REFUSAL. In the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company's outstanding capital stock pursuant to the Company's charter documents, by contract or otherwise, the Company shall assign such right of first refusal or right of first offer to the Major Investors. In the event of such assignment, each Major Investor shall have a right to purchase its pro rata portion (as defined in Section 4.1) of the capital stock proposed to be transferred.

         3.11 AFFILIATED TRANSACTIONS. The Company shall not without the approval of a majority of the Board of Directors, with only non-interested Directors voting, authorize or enter into any transactions, with any director or management employee, or such director's or employee's immediate family, provided, however, that with respect to any transaction with a Director who is a member of the Company's management (other than transactions related to compensation including salary, stock options, and bonuses), the Company shall not without the approval of a majority of the outside directors of the Company, authorize or enter into such transaction.

         3.12 DIRECTORS' EXPENSES. Except for the agreement with Lawrence Levy, the Company shall not pay any compensation to any member of the Company's Board of Directors in connection with the performance of their duties as a Director; provided, however, the Company will reimburse reasonable expenses of Board members incurred in attending Board meetings or any other activities (e.g., meetings, trade shows) which are required and/or requested by the Company and that involve expenses.

         3.13 DIRECTORS' LIABILITY AND INDEMNIFICATION. The Company's Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

         3.14 ISSUANCE OF CAPITAL STOCK. The Company shall not, without the prior approval of a majority of the Board of Directors, issue any capital stock or securities convertible into capital stock.

         3.15 CAPITAL EXPENDITURES. The Company shall not, without the prior approval of a majority of the Board of Directors (including the Series A Board Designee), make capital expenditures (including expenditures under capitalized leases) in excess of $250,000 in the aggregate in any fiscal year or any single capital expenditure exceeding $100,000.

         3.16 INDEBTEDNESS. The Company shall not, without the prior approval of a majority of the Board of Directors (including the Series A Board Designee), directly or indirectly create, incur, assume, suffer to exist, or be or remain liable with respect to, any indebtedness or obligation other than the following:



                                      18.

                  (A)      Current   accounts   payable  and   similar   current
liabilities, incurred in the ordinary course of business of the Company;

                  (B) Indebtedness incurred upon the purchase of equipment (which indebtedness may be secured by a security interest or any other lien or title retention agreement relating to such equipment), and equipment lease obligations of any character;

                  (C) Obligations under present or future leases of real estate used in the ordinary course of business; or

                  (D) Any other indebtedness which would not increase the Company's total indebtedness by more than Two Million Dollars ($2,000,000) in any fiscal year.

                  Notwithstanding the foregoing, the Company shall not, without the prior approval of the Holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities, incur any indebtedness or provide any guaranties in excess of Two Million Dollars ($2,000,000) in any fiscal year.

         3.17 BOARD MEETINGS. Until such time as the Board of Directors shall elect to meet less often, the Company shall cause the Board of Directors to meet at least once every two months.

         3.18 SUBSIDIARIES OR JOINT VENTURES. The Company shall not, without the prior approval of a majority of the Board of Directors (including the Series A Board Designee), establish or invest in any subsidiary or joint venture.

         3.19 USE OF PROCEEDS. The Company shall use the proceeds of the sale of shares of the Series B Stock for working capital purposes.

         3.20 TERMINATION OF COVENANTS. All covenants of the Company contained in this Section 3, other than Sections 3.12 and 3.13, of the Agreement shall expire and terminate as to each Investor upon the earlier to occur of (i) the effective date of the registration statement pertaining to the Initial Offering, which results in the Series A Stock and the Series B Stock being converted into Common Stock; (ii) upon (a) the sale, lease or other disposition of all or substantially all of the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this Section 3.20 shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company (a "CHANGE IN CONTROL"); or
(iii) the termination of this Agreement.

SECTION 4.        RIGHTS OF FIRST REFUSAL

         4.1 SUBSEQUENT OFFERINGS. Each Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the



                                      19.

Equity Securities excluded by Section 4.6 hereof. The Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which the Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. For the purposes of this Agreement, the term "EQUITY SECURITIES" shall mean (i) any Common Stock, Series A Stock, Series B Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Series A Stock, Series B Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Series A Stock, Series B Stock or other security or (iv) any such warrant or right.

         4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give the Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The Investor shall have thirty
(30) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to the Investor if it would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

         4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If the Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

         4.4 TERMINATION AND WAIVER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) effective date of the registration statement pertaining to the Company's Initial Offering or (ii) a Change in Control. The rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of the Investor or as permitted by
Section 5.6.

         4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of the Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.11.

         4.6 EXCLUDED SECURITIES. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity
Securities:



                                      20.

                  (A) up to an aggregate amount of Five Hundred Thousand (500,000) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) as adjusted for any stock dividends, combinations, splits, recapitalizations and the like issued or to be issued after the Original Issue Date (as defined in the Company's Certificate of Designation) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors (or the Equity Incentive Compensation Plan Committee thereof);

                  (B) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement; provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

                  (C) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors including the representative designated by the holder of the Shares;

                  (D) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                  (E) shares of Common Stock issued upon conversion of the Shares;

                  (F) up to 250,000 of shares of any Equity Securities issued pursuant to any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors, including the Series A Board Designee;

                  (G) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; and

                  (H) up to 250,000 shares of the Company's Common Stock, Series A Stock or Series B issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Company's Board of Directors, including the Series A Board Designee.

SECTION 5.        MISCELLANEOUS

         5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware (without regard to the conflicts of laws principles thereof).



                                      21.

         5.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee of such Registrable Securities, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         5.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         5.5 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         5.6      AMENDMENT AND WAIVER.

                  (A) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities.

                  (B) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities.

         5.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's



                                      22.

part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         5.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten
(10) days advance written notice to the other parties hereto.

         5.9 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         5.10     TITLES  AND   SUBTITLES.   The  titles  of  the  sections  and
subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         5.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]


                                      23.

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                 INVESTORS:

INFORMAX, INC.                           FBR TECHNOLOGY VENTURE
                                         PARTNERS II, LP

                                         BY: FBR VENTURE CAPITAL MANAGERS, L.P.,
                                             its General Partner

By: /s/ Alexander Titomirov             By: /s/ Hooks K. Johnston
   ---------------------------------        ----------------------------------
Alexander Titomirov, President           Name: Hooks K. Johnston
                                              --------------------------------
                                         Title: Managing Director
                                               -------------------------------

                                         AMERSHAM PHARMACIA BIOTECH INC.


                                         By: /s/ Peter B. Coggins
                                             ---------------------------------
                                         Name:  Peter B. Coggins
                                              --------------------------------
                                         Title: V.P. Drug Discovery
                                               -------------------------------